COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                  June 30, 1998


                                                 Less
                           Total Shares       Unallocated      Shares Used For
                           Outstanding        ESOP Shares      EPS Calculation
                           -----------        -----------      ---------------
   March 31, 1998            1,539,461           97,593          1,441,868
   April 30, 1998            1,539,461           97,593          1,441,868
   May 31, 1998              1,539,461           97,593          1,441,868
   June 30, 1998             1,539,461           97,593          1,441,868

          Weighted average number of shares outstanding for
          the quarter ended June 30, 1998, for earnings
          per share calculation                                  1,441,868

          Stock options outstanding at June 30, 1998:              150,411
                                                                   -------

          Exercise price of stock options:                     $9.42 per share
                                                               ---------------
          Average stock price for three month period:
          ended June 30, 1998                                     $15.279
                                                                  -------

                                                     Three Months Ended
                                                     ------------------
                                                           June 30,
                                                           --------
Basic Earnings Per Share                         1998                    1997
------------------------                         ----                    ----
Income available to common stockholders        $123,049                $190,911
                                               ========                ========
Weighted average number of common shares
    outstanding for basic EPS calculation    $1,441,868              $1,448,973
                                            ===========              ==========

         Basic Earnings Per Share                  $.09                    $.13
                                                   ====                    ====
Diluted Earnings Per Share

Income available to common stockholders        $123,049                $190,911
                                               ========                ========
Weighted average number of common shares
    outstanding for basic EPS calculation     1,441,868               1,448,973

Weighted average common shares issued
    under stock option plans                    150,411                 151,981

Less weighted average shares assumed
    repurchased with proceeds                  (92,733)               (121,844)
                                               --------               ---------
Weighted average number of common shares
    outstanding for diluted EPS calculation   1,499,546               1,479,110
                                              =========               =========

         Diluted Earnings Per Share                $.08                    $.13
                                                   ====                    ====

                       COMPUTATIONS OF EARNINGS PER SHARE
                                Nine Months Ended
                                  June 30, 1998

                                                  Less
                            Total Shares       Unallocated      Shares Used For
                            Outstanding        ESOP Shares      EPS Calculation
                            -----------        -----------      ---------------
    September 30, 1997        1,539,461           97,593          1,441,868
    October 31, 1997          1,539,461           97,593          1,441,868
    November 30, 1997         1,539,461           97,593          1,441,868
    December 31, 1997         1,539,461           97,593          1,441,868
    January 31, 1998          1,539,461           97,593          1,441,868
    February 28, 1998         1,539,461           97,593          1,441,868
    March 31, 1998            1,539,461           97,593          1,441,868
    April 30,1 998            1,539,461           97,593          1,441,868
    May 31, 1998              1,539,461           97,593          1,441,868
    June 30, 1998             1,539,461           97,593          1,441,868




          Weighted average number of shares outstanding for
          the quarter ended June 30, 1998, for earnings
          per share calculation                                1,441,868

          Stock options outstanding at June 30, 1998:            150,411
                                                                 -------

          Exercise price of stock options:                  $9.42 per share
                                                            ---------------
          Average stock price for nine month period:
          ended June 30, 1998                                     $14.645
                                                                  -------

                                                         Nine Months Ended
                                                         -----------------
                                                              June 30,
                                                              --------
Basic Earnings Per Share                             1998                  1997
------------------------                             ----                  ----
Income available to common stockholders           $425,148              $559,934
                                                  ========              ========
Weighted average number of common shares
    outstanding for basic EPS calculation       $1,441,868            $1,482,256
                                               ===========            ==========

         Basic Earnings Per Share                     $.29                  $.38
                                                      ====                  ====
Diluted Earnings Per Share

Income available to common stockholders           $425,148              $559,934
                                                  ========              ========
Weighted average number of common shares
    outstanding for basic EPS calculation        1,441,868             1,482,256

Weighted average common shares issued
    under stock option plans                       150,411               151,981

Less weighted average shares assumed
    repurchased with proceeds                     (96,748)             (126,606)
                                                  --------             ---------
Weighted average number of common shares
    outstanding for diluted EPS calculation      1,495,531             1,507,631
                                                 =========             =========

Diluted Earnings Per Share                            $.28                  $.37
                                                      ====                  ====